UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the year ended December 31, 2015, Lilis Energy, Inc. (the “Company”) entered into eight joint operating agreements to participate as a non-operator in the drilling of eight horizontal wells in the Wattenberg Field. The Company’s average working interest in each well is 3.41%. The Company did not pay its respective portion of the drilling and completion costs pursuant to these agreements and the Company was placed in non-consent status.

However, in May 2016, the Company came to a new agreement with the Operator and restored its right to participate in these wells. The drilling and completion costs for the eight wells is approximately $1.54 million. The Company paid $300,000 towards these costs and will also receive a credit in the amount of approximately $254,000 for the net revenue less operating expenses collected by the Operator on the Company’s behalf from inception through February 2016 production. The Company must pay the balance, less any applicable offsetting revenue upon the closing of the pending merger with Brushy Resources, Inc., or no later than June 30, 2016, subject to mutual extension. The Company expects to raise additional funds to pay for the remaining outstanding balance. If full payment is remitted, the Company will regain compliance under each of the joint operating agreements and all of the Company’s rights will be reinstated. If the Company fails to make the payments when due, it will forfeit its rights with respect to the wells.

The eight wells have produced approximately 15,650 BOE (barrels of oil equivalent) from inception through February 2016 production.  February production, net to the Company’s interest, averaged 186 BOEPD (barrels of oil equivalent per day). The Company approximates June production from these wells, net to the Company’s interest, to be 120 BOE per day.

Forward-Looking Statements

 Statements in this Current Report on Form 8-K relating to the Company’s expectations and beliefs are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. The forward-looking statements provide current expectations of future events and determinations and are not guarantees of future events and determinations, nor should they be relied upon as representing the Company’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual future events and determinations may differ materially from those presented, either expressed or implied, in this Form 8-K. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission and is available on the Company’s website (www.lilisenergy.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

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